UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 6, 2007

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21571	13-3906555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Third Avenue	10017
New York, NY	(Zip Code)
(Address of principal executive offices)

(Registrant’s telephone number, including area code)  (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Monster Worldwide, Inc. (the “Company”) announced on June 6, 2007 that Charles C. Baker, Senior Vice President and Chief Financial Officer, and Douglas E. Klinger, President of Monster Division Careers North America, will leave the Company in order to pursue other career opportunities and business interests, effective June 6, 2007. Each will receive severance that is materially consistent with the provisions of their respective employment agreements. The Company also announced on June 6, 2007 that Timothy T. Yates will join the Company as Executive Vice President and Chief Financial Officer and as a member of its Board of Directors, effective June 7, 2007.

Mr. Yates, 59, was Chief Financial Officer and a director at Symbol Technologies, Inc. (“Symbol”) from November 2005 until January 9, 2007, the date of such company’s sale to Motorola, Inc.  At Symbol, Mr. Yates directed the company’s overall financial activities for its business units worldwide.  Prior to this, he was a partner and Chief Financial Officer of QVan Capital Management, LLC and Saguenay Capital Management, LLC from November 2002 to November 2005.  Mr. Yates was a founding partner of Cove Harbor Partners, LLC.

On June 6, 2007, the Company issued a press release announcing the matters discussed above.  The press release is attached as Exhibit 99.1 to this report.

Employment Agreement with Timothy T. Yates

The Company and Mr. Yates entered into an Employment Agreement, effective as of June 7, 2007 (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Yates’s annual base salary will be $500,000, subject to discretionary increases by the Board of Directors.  With respect to 2007 and each subsequent fiscal year during the term of the Employment Agreement, Mr. Yates is eligible to receive a bonus as determined pursuant to the Company’s 1999 Long Term Incentive Plan (the “Plan”) and on the basis of his or the Company’s attainment of objective financial or other operating criteria established by the Compensation Committee.  Mr. Yates received 100,000 shares of restricted stock of the Company (“Restricted Stock Grant”) in accordance with the terms of the Plan, which will vest in equal parts on each of the first four anniversaries of the effective date of the Employment Agreement, subject to continued employment.  For each year after 2007 of the term of the Employment Agreement, Mr. Yates is eligible to be granted restricted stock and options to purchase common stock of the Company pursuant to the Plan and other equity compensation awards (“Equity Awards”) at such times and in such amounts as determined by the Compensation Committee.  If the Employment Agreement is terminated by the Company without cause (as defined in the Employment Agreement), the Restricted Stock Grant will become fully vested and exercisable.  Upon the occurrence of a change of control of the Company (as defined in the Employment Agreement), all Equity Awards held by Mr. Yates will become fully vested and fully exercisable.  The Employment Agreement is attached as Exhibit 10.1 to this report.

Item 9.01                                                 Financial Statements and Exhibits

10.1                                                                           Employment Agreement, dated June 7, 2007, between Monster Worldwide, Inc. and Timothy T. Yates.

99.1                                                                           Press release dated June 6, 2007 issued by Monster Worldwide, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.

Registrant

By:	/s/ Jonathan Trumbull
Global Controller and Chief Accounting Officer

Dated:  June 11, 2007

EXHIBIT INDEX

10.1	Employment Agreement, dated June 7, 2007, between Monster Worldwide, Inc. and Timothy T. Yates.

99.1	Press release dated June 6, 2007 issued by Monster Worldwide, Inc.